Exhibit 16.1

GBH CPAs, PC

6002 Rogerdale Road, Suite 500

Houston, Texas 77072

Tel: 713-482-0000

Fax: 713-482-0099

November 2, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Pristine Solutions, Inc.’s Form 8-K to be filed with the

Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas